Exhibit 99.1

OPKO Health Announces Pricing of Private Offering of $200 Million Convertible Senior Notes Due 2029

Proceeds to be used for privately negotiated repurchases of common stock and outstanding 4.50% Convertible Senior Notes due 2025

MIAMI (January 4, 2024) – OPKO Health, Inc. (NASDAQ: OPK) (the “Company”) today announced the pricing of its private offering of $200.0 million aggregate principal amount of its Convertible Senior Notes due 2029 (the “Notes”).  The Company granted the initial purchaser in the offering an option to purchase, within the 13-day period beginning on, and including, the date on which the Notes are first issued, up to an additional $30.0 million aggregate principal amount of the Notes. The sale of the Notes is expected to close on January 9, 2024, subject to customary closing conditions.

The Notes will be senior unsecured obligations of the Company, will bear interest at a rate of 3.75% per annum, payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2024, and will mature on January 15, 2029, unless earlier purchased or converted in accordance with their terms. Prior to September 15, 2028, holders of the Notes will have the right to convert their Notes only in certain circumstances and during specified periods and thereafter, will be convertible at the option of the holder at any time prior to the close of business on the business day immediately preceding the maturity date. Conversions of the Notes will be settled in cash, shares of the Company’s common stock (“common stock”) or a combination of thereof, at the Company’s election. However, before the Company has available and has reserved the maximum number of shares of the common stock issuable under the Notes, the Company will be required to elect to deliver solely cash or, subject to certain limitations, a combination of cash and shares of the common stock upon conversion. The Notes have an initial conversion rate of 869.5652 shares of common stock per $1,000 principal amount of the Notes (equivalent to an initial conversion price of approximately $1.15 per share of common stock), representing an initial conversion premium of approximately 26.83% above the closing price of $0.9067 per share of the Company’s common stock on January 4, 2024. The conversion rate is subject to adjustment in certain circumstances.

Certain entities affiliated with Phillip Frost, M.D., the Company’s Chairman and Chief Executive Officer, and Jane H. Hsiao, Ph.D., MBA, the Company’s Vice-Chairman and Chief Technical Officer, as well as additional existing holders, have agreed to sign definitive agreements to acquire, in a concurrent private placement, approximately $71.1 million aggregate principal amount of the Company’s Convertible Senior Notes due 2029 (the “Affiliate Notes”) in exchange for approximately $71.1 million aggregate principal amount of the Company’s existing 5% convertible promissory notes, inclusive of approximately $5.0 million of accrued but unpaid interest thereon, held by such persons. The Affiliate Notes will constitute part of the same series as the Notes. However, the Affiliate Notes will not initially be fungible with the Notes and will be subject to different transfer restrictions than the Notes. The offering of the Notes is not conditioned upon the closing of the concurrent private placement of Affiliate Notes, but such private placement is conditioned upon the closing of the offering of the Notes.

The Company estimates that the net proceeds from the offering will be approximately $192.5 million (or approximately $221.4 million if the initial purchaser exercises its option to purchase additional notes in full), after deducting fees and estimated offering expenses payable by the Company. The Company expects to use approximately $50.0 million of the net proceeds from the offering of the Notes to repurchase shares of the common stock from purchasers of Notes in privately negotiated transactions effected with or through the initial purchaser or its affiliate.  The purchase price per share of the common stock repurchased in such transactions will equal the closing sale price of the Company’s common stock on January 4, 2024, which was $0.9067 per share. These repurchases could increase, or prevent a decrease in, the market price of the common stock or the Notes concurrently with the pricing of the Notes, and may have increased the conversion price for the Notes.

Also, contemporaneously with the pricing of the Notes, the Company entered into separate, privately negotiated transactions with certain holders of the Company’s outstanding 4.50% Convertible Senior Notes due 2025 (the “2025 Convertible Senior Notes”) to repurchase for cash approximately $144.4 million aggregate principal amount of such notes. The Company expects to use approximately $146.3 million of the net proceeds from the offering of the Notes and cash on hand to consummate such repurchases.  In addition, the Company may, from time to time, repurchase, redeem or otherwise retire additional 2025 Convertible Senior Notes. The terms of the foregoing note repurchases were individually negotiated with certain holders of the 2025 Convertible Senior Notes depending on several factors, including the market price of the common stock and the trading price of the 2025 Convertible Senior Notes at the time of each such repurchase. Such repurchases are not conditioned upon the completion of the offering of the Notes, nor is the completion of the offering of the Notes conditioned upon such repurchases.

The Company intends to use any net proceeds from the offering of the Notes that remain following the foregoing common stock and note repurchases for general corporate purposes.

Any repurchase of the 2025 Convertible Senior Notes, and the potential related market activities by holders of the 2025 Convertible Senior Notes participating in the foregoing note repurchases or as a result of the unwind of their derivative transactions with respect to the common stock, could increase (or reduce the size of any decrease in) the market price of the common stock, which may affect the trading price of the Notes at that time and may have increased the conversion price of the Notes. The Company cannot predict the magnitude of such market activity or the overall effect it will have on the price of the Notes or the common stock.

The Notes and any shares of the common stock issuable upon conversion of the Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws, and the Notes and any common stock issuable upon conversion of the Notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws. The Notes were offered only to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release does not constitute an offer to purchase, or notice of redemption, with respect to the 2025 Convertible Senior Notes, and the Company reserves the right to elect not to proceed with the note repurchases described above.  This press release does not constitute an offer to repurchase shares of common stock, and the Company reserves the right to elect not to proceed with the common stock repurchases described above.

About OPKO Health

OPKO Health is a multinational biopharmaceutical and diagnostics company that seeks to establish industry-leading positions in large, rapidly growing markets by leveraging its discovery, development and commercialization expertise, and its novel and proprietary technologies. For more information, visit www.opko.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (“PSLRA”), including, among other things, statements related to the offering, the expected proceeds from such offering and the expected use of proceeds from such offering. These forward-looking statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Many factors could cause the Company’s actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in the Company’s Annual Reports on Form 10-K filed and to be filed with the Securities and Exchange Commission and under the heading “Risk Factors” in the Company’s other filings with the Securities and Exchange Commission, as well as the continuation and success of the Company’s relationship with the Company’s commercial partners, liquidity issues and the risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the Company does not undertake any obligation to update forward-looking statements. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Contacts:

LHA Investor Relations

Yvonne Briggs, 310-691-7100

ybriggs@lhai.com

or

Bruce Voss, 310-691-7100

bvoss@lhai.com

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